UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2008

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2008, the Board of Directors of The Goodyear Tire & Rubber Company ("Goodyear") elected Darren Wells as Executive Vice President and Chief Financial Officer, effective October 17, 2008. Mr. Wells succeeds W. Mark Schmitz as Goodyear's Chief Financial Officer.

Mr. Wells has served as Goodyear’s Senior Vice President, Finance and Strategy since March 14, 2007. Mr. Wells joined Goodyear on August 1, 2002 and was elected Vice President and Treasurer on August 6, 2002. On May 11, 2005, Mr. Wells was named Senior Vice President, Business Development and Treasurer. Prior to joining Goodyear, Mr. Wells served in various financial posts with Ford Motor Company units from 1989 to 2000 and was the Assistant Treasurer of Visteon Corporation from 2000 to July 2002. Mr. Wells is 42 years old.

Mr. Wells will receive an annual base salary of $450,000 and will continue to participate in Goodyear's Performance Recognition Plan, with an annual target of $340,000. In connection with his election, the Board of Directors approved additional grants of 2,300 performance shares for the three-year performance period ending December 31, 2010 under Goodyear's 2008 Performance Plan and 2,700 units for the three-year performance period ending December 31, 2010 under Goodyear's Executive Performance Plan.

A copy of Goodyear’s press release announcing Mr. Wells’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 – News release, dated October 17, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

October 17, 2008	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release, dated October 17, 2008